Exhibit 99.1

Regional Management Corp. Announces Second Quarter 2012 Results

Greenville, South Carolina – August 1, 2012 – Regional Management Corp. (NYSE: RM), a diversified specialty consumer finance company, today announced results for the second quarter and six-month period ended June 30, 2012.

Second Quarter 2012 Highlights and Subsequent Events

•	Total second quarter 2012 revenue was $32.0 million, a 31.4% increase from the prior-year period.

•	Net income for the second quarter of 2012 was $6.6 million, a 40.3% increase from the prior-year period, and diluted earnings per share was $0.52 based on a diluted share count of 12.7 million.

•

Finance receivables as of June 30, 2012 were $345.4 million, an increase of 33.3% from the prior-year period. Net charge-offs as a percentage of average finance receivables for the second quarter of 2012 were 6.1%, an increase from 5.6% in the prior-year period.

•	Same-store revenue growth[1] for the second quarter of 2012 was 17.3%.

•	Opened 12 new branches in the second quarter of 2012, including the first branch in New Mexico in May 2012. As of June 30, 2012, Regional Management’s branch network consisted of 206 locations.

•

On July 31, 2012, Regional Management received an increase in the availability of the company’s senior revolving credit facility to $325 million from its previous amount of $255 million, with a maturity date of July 2015.

“We performed solidly in the second quarter, led by double-digit growth in net finance receivables, revenue, same-store sales and net income,” said Thomas Fortin, Chief Executive Officer of Regional Management Corp. “In addition, we recorded an efficiency ratio of 41.4% in the second quarter, a decline of 30 basis points from the prior-year period and continuing our overall trend of reducing G&A expenses as a percentage of total revenue on a year-over-year basis, despite the increase in costs of being a public company. We also continued our westward expansion in the quarter with the opening of our first branch in New Mexico, and were pleased to open 12 de novo branches in the quarter, bringing our total for the year to 17 as of June 30.

1 Defined as stores open for more than one year.

Finally, we are very pleased to receive a substantial increase in the availability of our senior revolving credit facility, which is a testament to our fiscal responsibility and strength as we continue to expand Regional Management. We intend to utilize any additional monies from the facility to fund our product, channel and de novo branch growth strategies, as well as any value-added acquisition opportunities.”

Second Quarter 2012 Results

For the second quarter ended June 30, 2012, Regional Management reported total revenue of $32.0 million, a 31.4% increase from $24.4 million in the prior-year period. Interest and fee income revenue for the second quarter of 2012 was $28.2 million, a 31.1% increase from $21.5 million in the prior-year period, primarily due to a 33.3% year-over-year increase in finance receivables. Insurance and other income for the second quarter of 2012 was $3.8 million, a 33.4% increase from the prior-year period. Same-store revenue growth for the second quarter of 2012 was 17.3%.

Finance receivables outstanding at June 30, 2012 were $345.4 million, a 33.3% increase from $259.2 million in the prior-year period. Finance receivables increased primarily due to the addition of 43 branches – including the 19 net new branches acquired in January 2012 in Alabama – since June 30, 2011, through both de novo openings and acquisitions. Same-store loans receivable (stores open at least one year) grew 17.6%.

Provision for loan losses in the second quarter of 2012 was $5.9 million versus $3.5 million in the prior-year period, primarily due to the increase in loan volume. Net charge-offs as a percentage of average finance receivables for the second quarter of 2012 was 6.1%, an increase from 5.6% in the prior-year period.

General and administrative expenses for the second quarter of 2012 were $13.3 million, an increase of 30.4% from $10.2 million in the prior-year period, primarily due to increased personnel costs from opening and acquiring an additional 43 branches since June 30, 2011. During the second quarter of 2012, Regional Management opened 12 new branches. Regional Management’s efficiency ratio – the percentage of general and administrative expenses compared to total revenue – in the second quarter of 2012 was 41.4%, a decline of 30 basis points from 41.7% in the prior-year period.

Net income for the second quarter of 2012 was $6.6 million, a 40.3% increase compared to net income of $4.7 million in the prior-year period, and diluted earnings per share for the second quarter of 2012 was $0.52 based on a diluted share count of 12.7 million.

Six Month 2012 Results

For the six-month period ended June 30, 2012, Regional Management reported total revenue of $63.6 million, a 29.5% increase from $49.1 million in the prior-year period. Interest and fee income revenue for the six-month period ended June 30, 2012 was $55.2 million, a 29.9% increase from $42.5 million in the prior-year period. Insurance and other income for the six-month period ended June 30, 2012 was $8.3 million, a 27.3% increase from the prior-year period. Same-store revenue growth for the six-month period ended June 30, 2012 was 14.3%.

Provision for loan losses in the six-month period ended June 30, 2012 was $11.5 million versus $7.3 million in the prior-year period, primarily due to the increase in loan volume. Net charge-offs as a percentage of average finance receivables for the six-month period ended June 30, 2012 was 6.2%, a slight increase from 6.0% in the prior-year period.

General and administrative expenses for the six-month period ended June 30, 2012 were $26.1 million, an increase of 27.8% from $20.4 million in the prior-year period, primarily due to increased personnel costs from opening and acquiring an additional 43 branches since June 30, 2011. During the six months ended June 30, 2012, Regional Management opened and acquired a net 36 new branches. Regional Management’s efficiency ratio – the percentage of general and administrative expenses compared to total revenue – in the six-month period ended June 30, 2012 was 41.0%, a decline of 50 basis points from 41.5% in the prior-year period.

GAAP net income for the six-month period ended June 30, 2012 was $11.7 million, a 21.6% increase compared to net income of $9.7 million in the prior-year period, and diluted earnings per share for the six-month period ended June 30, 2012 was $1.05 based on a diluted share count of 11.2 million. On a pro forma basis, excluding one-time IPO expenses and applying the proceeds from the IPO to reduce outstanding debt, net income for the six-month period ended June 30, 2012 was $13.4 million, a 38.7% increase from the prior-year period, and diluted earnings per share was $1.05 based on a diluted share count of 12.8 million.

Liquidity and Capital Resources

As of June 30, 2012, Regional Management had finance receivables of $345.4 million and outstanding debt of $212.7 million on its $255.0 million senior revolving credit facility.

On July 31, 2012, Regional Management received an increase in the availability of its senior revolving credit facility to $325 million from its previous amount of $255 million, with a maturity date of July 2015.

Borrowings under the facility bear interest, payable monthly, at rates equal to LIBOR of a maturity the company elects between one month and six months, with a LIBOR floor of 1.00%, plus an applicable margin (which is 3.00%) based on its leverage ratio. Alternatively, Regional Management may pay interest at a rate based on the prime rate plus an applicable margin (which would have been 2.00% as of June 30, 2012). The company also pays an unused line fee of 50 basis points per annum, which declines to 37.5 basis points at certain usage levels, payable monthly. The senior revolving credit facility is collateralized by certain of the company’s assets, including substantially all of its finance receivables and equity interests of substantially all of its subsidiaries. The credit agreement contains certain restrictive covenants, including maintenance of specified interest coverage and debt ratios, restrictions on distributions and limitations on other indebtedness, maintenance of a minimum allowance for loan losses and certain other restrictions.

Conference Call Information

The Company will host a conference call and webcast today at 5:00 PM Eastern. Both the call and webcast are open to the general public.

The dial-in number for the conference call is (800) 638-5495, passcode 49028833 – please dial the number 10 minutes prior to the scheduled start time. A live webcast of the conference call will also be available on Regional Management’s website at www.RegionalManagement.com.

A replay of the call will be available two hours following the end of the call through midnight Eastern on Wednesday, August 8 at www.RegionalManagement.com and by telephone at (888) 286-8010, passcode 13574038.

Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended, which represent Regional Management’s expectations or beliefs concerning future events. Such forward-looking statements are about matters that are inherently subject to risks and uncertainties, many of which are outside of the control of Regional Management. Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, the following: the continuation or worsening of adverse conditions in the global and domestic credit markets and uncertainties regarding, or the impact of governmental responses to those conditions; changes in interest rates; risks related to acquisitions and new branches; risks inherent in making loans, including repayment risks and value of collateral, which risks may increase in light of adverse or recessionary economic conditions; recently-enacted or proposed legislation; the timing and amount of revenues that may be recognized by Regional Management; changes in current revenue and expense trends (including trends affecting delinquencies and charge-offs); changes in Regional Management’s markets and general changes in the economy (particularly in the markets served by Regional Management). Such factors are discussed in greater detail in Regional Management’s filings with the Securities and Exchange Commission. Regional Management Corp. will not and is not responsible for updating the information contained in this press release beyond the publication date, or for changes made to this document by wire services or Internet services.

About Regional Management Corp.

Regional Management Corp. (NYSE: RM) is a diversified specialty consumer finance company providing a broad array of loan products primarily to customers with limited access to consumer credit from banks, thrifts, credit card companies and other traditional lenders. Regional Management began operations in 1987 with four branches in South Carolina and has expanded its branch network to 206 locations with over 189,000 active accounts across South Carolina, Texas, North Carolina, Tennessee, Alabama, Oklahoma and New Mexico as of June 30, 2012. Each of its loan products is secured, structured on a fixed rate, fixed term basis with fully amortizing equal monthly installment payments and is repayable at any time without penalty. Regional Management’s loans are sourced through its multiple channel platform, including in its branches, through direct mail campaigns, independent and franchise automobile dealerships, online credit application networks, furniture and appliance retailers and its consumer website. For more information, please visit http://www.RegionalManagement.com.

Contacts:

Investor Relations

Garrett Edson, (203) 682-8331

Media Relations

Kim Paone, (646) 277-1216

Regional Management Corp. and Subsidiaries

Consolidated Statements of Income

For the Three and Six Months Ended June 30, 2012 and 2011

(Unaudited)

($ in Thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue
Interest and fee income	$28,175	$21,494	$55,244	$42,539
Insurance income, net	2,510	1,933	4,995	4,127
Other income	1,331	947	3,317	2,404

Total revenue	32,016	24,374	63,556	49,070

Expenses
Provision for loan losses	5,908	3,489	11,535	7,325
General and administrative expenses
Personnel	8,251	6,276	16,226	12,816
Occupancy	2,086	1,590	3,980	3,061
Advertising	632	646	1,225	1,293
Other expenses	2,290	1,658	4,620	3,212
Other expenses
Consulting and advisory fees	—	308	1,451	618
Interest expense
Senior revolving credit facility and other notes payable	2,341	1,951	4,851	3,714
Mezzanine debt-related parties	—	1,007	1,030	2,003

Total interest expense	2,341	2,958	5,881	5,717

Total expenses	21,508	16,925	44,918	34,042

Income before income taxes	10,508	7,449	18,638	15,028
Income taxes	3,888	2,729	6,896	5,373

Net income	$6,620	$4,720	$11,742	$9,655

Net income per common share:
Basic	$0.53	$0.51	$1.08	$1.03

Diluted	$0.52	$0.50	$1.05	$1.01

Weighted average common shares outstanding:
Basic	12,452,112	9,336,727	10,894,419	9,336,727

Diluted	12,735,088	9,527,703	11,177,395	9,587,903

Regional Management Corp. and Subsidiaries

Consolidated Balance Sheets

June 30, 2012 and December 31, 2011

($ in Thousands except per share amounts)

	June 30, 2012	December 31, 2011
	(Unaudited)
Assets
Cash	$2,314	$4,849
Gross finance receivables	423,482	387,494
Less unearned finance charges, insurance premiums, and commissions	(78,072)	(80,900)

Finance receivables	345,410	306,594
Allowance for loan losses	(20,780)	(19,300)

Net finance receivables	324,630	287,294
Premises and equipment, net of accumulated depreciation	5,025	4,446
Deferred tax asset, net	—	15
Repossessed assets at net realizable value	400	409
Other assets	8,696	7,137

Total assets	$341,065	$304,150

Liabilities and Stockholders’ Equity
Liabilities:
Cash overdraft	$6	$1
Deferred tax liability, net	4,061	—
Accounts payable and accrued expenses	6,684	7,447
Senior revolving credit facility	212,731	206,009
Mezzanine debt - related parties	—	25,814
Other notes payable	1,018	—

Total liabilities	224,500	239,271
Temporary equity	—	12,000
Commitments and Contingencies
Stockholders’ equity:
Common stock (1,000,000,000 shares authorized; 12,486,727 and 9,336,727 issued and outstanding at June 30, 2012 and December 31, 2011 respectively; $.10 par value per share)	1,249	934
Additional paid-in-capital	79,780	28,150
Retained earnings	35,536	23,795

Total stockholders’ equity	116,565	52,879

Total liabilities and stockholders’ equity	$341,065	$304,150

Regional Management Corp.

Selected Financial Data

As of and for the Three and Six Months Ended June 30, 2012 and 2011

(Unaudited)

	Three Months Ended June 30,
	2012			2011
Finance Receivables	Average Balance (a)	Interest Income	Yield	Average Balance (a)	Interest Income	Yield
Small installment loans	$113,777	$14,360	50.5%	$101,985	$12,938	50.7%
Large installment loans	56,790	4,939	34.8%	33,376	2,302	27.6%
Automobile purchase loans	141,033	8,056	22.8%	108,595	6,045	22.3%
Furniture and appliance purchase loans	17,540	820	18.7%	4,234	209	19.7%

Total finance receivables	$329,140	$28,175	34.2%	$248,190	$21,494	34.6%

The following table sets forth the portions of the increase in interest and fee income attributable changes in finance receivable balance and average yield for each of our loan products for the three months ended June 30, 2012 compared to the three months ended June 30, 2011:

	Three Months Ended June 30, 2012 Compared to Three Months Ended June 30, 2011 Increase/(Decrease)
	(Dollars in thousands)
	Volume	Rate	Total
Small installment loans	$1,504	$(82)	$1,422
Large installment loans	1,922	715	2,637
Automobile purchase loans	1,849	162	2,011
Furniture and appliance purchase loans	690	(79)	611

Total increase in interest income	$5,965	$716	$6,681

	Three Months Ended June 30,
	2012		2011
	Amount	Percent of Average Finance Receivables	Amount	Percent of Average Finance Receivables
Net charge-offs as a percent of average finance receivables	$4,988	6.1%	$3,489	5.6%

	Amount	Percent of Total Revenue	Amount	Percent of Total Revenue
Provision for loan losses	$5,908	18.5%	$3,489	14.3%
General and administrative expenses	$13,259	41.4%	$10,170	41.7%

	Amount	Growth Rate	Amount	Growth Rate
Same store finance receivables at period- end/Growth rate	$303,999	17.6%	$240,839	15.1%
Same store revenue growth rate		17.3%		13.0%

(a)	Average finance receivables are computed by using the most recent four and seven month-end balances

	Six Months Ended June 30,
	2012			2011
Finance Receivables	Average Balance (a)	Interest Income	Yield	Average Balance (a)	Interest Income	Yield
Small installment loans	$117,979	$29,465	49.9%	$105,945	$26,143	49.4%
Large installment loans	55,268	8,908	32.2%	33,090	4,526	27.4%
Automobile purchase loans	136,512	15,462	22.7%	102,612	11,512	22.4%
Furniture and appliance purchase loans	15,000	1,409	18.8%	3,767	358	19.0%

Total finance receivables	$324,759	$55,244	34.0%	$245,414	$42,539	34.7%

The following table sets forth the portions of the increase in interest and fee income attributable changes in finance receivable balance and average yield for each of our loan products for the six months ended June 30, 2012 compared to the six months ended June 30, 2011:

	Six Months Ended June 30, 2012 Compared to Six Months Ended June 30, 2011 Increase/(Decrease)
	(Dollars in thousands)
	Volume	Rate	Total
Small installment loans	$3,002	$320	$3,322
Large installment loans	3,461	921	4,382
Automobile purchase loans	3,839	111	3,950
Furniture and appliance purchase loans	1,078	(27)	1,051

Total increase in interest income	$11,380	$1,325	$12,705

	Six Months Ended June 30,
	2012		2011
	Amount	Percent of Average Finance Receivables	Amount	Percent of Average Finance Receivables
Net charge-offs as a percent of average finance receivables	$10,055	6.2%	$7,325	6.0%

	Amount	Percent of Total Revenue	Amount	Percent of Total Revenue
Provision for loan losses	$11,535	18.1%	$7,325	14.9%
General and administrative expenses	$26,051	41.0%	$20,382	41.5%

	Amount	Growth Rate	Amount	Growth Rate
Same store finance receivables at period- end/Growth rate	$303,999	17.6%	$240,839	15.1%
Same store revenue growth rate		14.3%		12.9%

	As of June 30,
	2012		2011
	Amount	Percent of Total Finance Receivables	Amount	Percent of Total Finance Receivables
Allowance for loan losses	$20,780	6.0%	$18,000	6.9%
over 90 days contractually delinquent	$7,063	2.0%	$4,882	1.9%
over 180 days contractually delinquent	$1,880	0.5%	$1,214	0.5%
Number of branches at period end (b)	206		163

(a)	Average finance receivables are computed by using the most recent four and seven month-end balances
(b)	Includes the 19 branches retained in the Superior transaction

Regional Management Corp. and Subsidiaries

Unaudited Pro Forma Consolidated Statements of Income

For the Six Months Ended June 30, 2012

($ in Thousands except per share amounts)

	Actual	Pro Forma Adjustments		Pro Forma
Revenue
Interest and fee income	$55,244	$—		$55,244
Insurance income	4,995	—		4,995
Other income	3,317	—		3,317

Total revenue	63,556			63,556

Expenses
Provision for loan losses	11,535	—		11,535
General and administrative expenses
Personnel	16,226	140	(1)	16,366
Occupancy	3,980	—		3,980
Advertising	1,225	—		1,225
Other expenses	4,620	—		4,620
Other expenses				—
Consulting and advisory fees	1,451	(1,451	)(2)	—
Interest expense				—
Senior and other debt	4,851	(247	)(3)	4,604
Mezzanine debt	1,030	(1,030	)(4)	—

Total interest expense	5,881	(1,277)		4,604

Total expenses	44,918	(2,588)		42,330

Income before income taxes	18,638	2,588		21,226
Income taxes	6,896	942	(5)	7,838

Net income	$11,742	$1,646		$13,388

Net income per common share
Basic	$1.08			$1.07

Diluted	$1.05			$1.05

Weighted average shares outstanding
Basic	10,894,419			12,486,727

Diluted	11,177,395			12,768,100

(1)	Represents additional compensation expense associated with the grant of options upon consummation of the initial public offering.

(2)	Represents a termination fee of $1,125 combined with the $326 we paid our former majority stockholders and sponsors for the six months ended June 30, 2012. The agreements with the former majority stockholders and sponsors terminated with the completion of the initial public offering.

(3)	Reflects reduction in interest expense as a result of payment of $13,229 in aggregate principal amount of our senior revolving credit facility, offset in part by an unused line fee of 0.50%. Also reflects a reduction in the interest rate under our senior revolving credit facility from one month LIBOR (with a LIBOR floor of 1.00%) plus 3.25% to one month LIBOR (with a LIBOR floor of 1.00%) plus 3.00%.

(4)	Reflects reduction in interest expense as a result of the repayment of the $25,814 in aggregate principal amount of our mezzanine debt, which accrues interest at a rate of 15.25% per annum.

(5)	Reflects an increase in income taxes as a result of the increase in income before taxes.